Larry K. Harris

                                 October 3, 1996

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

         Re:      First Commercial Bancorp, Inc.
                  Proxy Statement for 1996 Annual Meeting of Shareholders

Ladies and Gentlemen:

         Pursuant to Rule 14a-6 under the Securities Exchange Act of 1934, as amended, we transmit herewith preliminary copies of the Notice of the 1996 Annual Meeting of Shareholders and Proxy Statement of First Commercial Bancorp, Inc. (the Company). The Company anticipates that it will mail its definitive proxy materials to shareholders on or about October 21, 1996, the record date for the annual meeting.

         The Company has previously deposited the $125.00 fee required for this filing in its lock box account (CIK #0000315547).

         Please call upon the undersigned (314/727-7676) should you have any questions with respect to this filing or require additional information.

                                Very truly yours,

                                /s/ Larry K. Harris

                                Larry K. Harris


 LKH/km

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant   [  X  ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ X ]    Preliminary Proxy Statement        [   ] Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
[   ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

            First Commercial Bancorp, Inc.
            ------------------------------
            (Name of Registrant as Specified In Its Charter)

              Not Applicable
              --------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.
[   ]   $500 per each party to  the controversy  pursuant  to Exchange Act Rule
        14a-6(i)(3).
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)   Title of each class of securities to which transaction applies:
              ------------------------------------------------------------------
         2)   Aggregate number of securities to which transaction applies:
              ------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              ------------------------------------------------------------------
         4)   Proposed maximum aggregate value of transaction:
              ------------------------------------------------------------------
         5)   Total fee paid:
              ------------------------------------------------------------------

[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:
              --------------------------------------------
         2)   Form, Schedule or Registration Statement No.:
              --------------------------------------------
         3)   Filing Party:
              --------------------------------------------
         4)   Date Filed:
              --------------------------------------------

                         FIRST COMMERCIAL BANCORP, INC.








--------------------------------------------------------------------------------
                      NOTICE OF THE 1996 ANNUAL MEETING OF
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                        SHAREHOLDERS AND PROXY STATEMENT
--------------------------------------------------------------------------------

                         FIRST COMMERCIAL BANCORP, INC.
                                 865 Howe Avenue
                                    Suite 310
                          Sacramento, California 95825


                                  [DATE], 1996


To the Shareholders of First Commercial Bancorp, Inc.:

          You are cordially invited to attend the First Commercial Bancorp, Inc. 1996 Annual Meeting of Shareholders, to be held on Thursday, December 5, 1996. The meeting will begin promptly at 10:00 a.m. at the Red Lion Sacramento Inn, 1401 Arden Way, Sacramento, California.

         The matters to be acted on at the meeting are described in detail in the attached official Notice of the Annual Meeting of Shareholders and Proxy Statement. Company officers will present reports and Shareholders will have an opportunity to ask questions of general interest. A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1995, was mailed previously to Shareholders on or about [DATE], or accompanies this Proxy Statement for those Shareholders who became Shareholders of record after such mailing date.

         The vote of every Shareholder is important. Your prompt cooperation in signing and returning your Proxy immediately will be greatly appreciated and may save additional solicitation expenses. Please note that returning your completed Proxy will not prevent you from voting in person at the meeting if you wish to do so.
You may use the enclosed self-addressed stamped envelope to return your Proxy.

                                   Sincerely,




                                   Donald W. Williams
                                   Chairman, President, and
                                   Chief Executive Officer

                         FIRST COMMERCIAL BANCORP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD DECEMBER 5, 1996


To the Shareholders of First Commercial Bancorp, Inc.

         Notice is hereby given that the 1996 Annual Meeting of Shareholders (the Annual Meeting) of First Commercial Bancorp, Inc., a Delaware corporation (the Company), will be held on Thursday, December 5, 1996, commencing at 10:00 a.m. at the Red Lion Sacramento Inn, 1401 Arden Way, Sacramento, California.

         Pursuant to the Amended and Restated By-laws of the Company, the Board of Directors has fixed the close of business on October 21, 1996, as the record date for determining the Shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting. The following items will be on the agenda:

         1. To elect one person as a Class C Director, to serve a two-year term expiring at the Annual Meeting of Shareholders to be held in 1998 and to elect two persons as Class A Directors, each to serve a three-year term expiring at the Annual Meeting of Shareholders to be held in 1999; and

         2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to: (i) effect a one-for-one hundred twenty-five reverse stock split of all the issued and outstanding shares of the Company's Common Stock; and (ii) increase the par value of the Company's Common Stock from $0.01 per share to $1.25 per share; and

         3.       To consider  and vote upon a proposal to amend the  Company's
                  Certificate  of  Incorporation   to   delete   Article  VIII,
                  respecting   certain   business    combinations    and   other
                  extraordinary corporate activities; and

         4. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to eliminate the several classes of the Company's Directors and provide that each member of the Board of Directors be elected annually to serve a term of one year ending at the next annual meeting of the Company's shareholders; and

         5. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to provide that the beneficial owners of 10 percent or more of the voting power of the then outstanding shares of the Company's capital stock may call a special meeting of the Company's Shareholders; and

         6. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to provide that the members of the Board of Directors may be removed with or without cause by the vote of a majority of the voting power of the then outstanding shares of capital stock of the Company; and

         7. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company; and

         8. To transact such other business as may properly come before the meeting.

         These items are more fully described in the following Proxy Statement, which is hereby made a part of this Notice. Only Shareholders of record at the close of business on October 21, 1996, are entitled to notice and to vote at this meeting.

         So far as management is aware, no business is expected to come before the Annual Meeting of Shareholders other than the matters described in Items 1 through 7 above.


                                        By order of the Board of Directors




                                        Donald W. Williams
                                        Chairman, President, and
                                        Chief Executive Officer

                                 PROXY STATEMENT
                                       FOR
                         FIRST COMMERCIAL BANCORP, INC.
                       1996 ANNUAL MEETING OF SHAREHOLDERS

                                                                 [DATE] , 1996


         This Proxy Statement is furnished to shareholders (Shareholders) of First Commercial Bancorp, Inc. (the Company) in connection with the solicitation of proxies by the Company's Board of Directors for the 1996 Annual Meeting of Shareholders that is scheduled to be held on December 5, 1996, and any adjournments thereof (the Annual Meeting), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Only Shareholders of record of the Company's Common Stock, $0.01 par value per share (Common Stock), at the close of business on October 21, 1996 (the Record Date), are entitled to notice of and to vote at this meeting. As of the close of business on September 30, 1996, there were 105,765,932 shares of Common Stock issued and outstanding and entitled to vote.

         Shareholders are not entitled to vote cumulatively for the election of directors. Each Shareholder is entitled to a number of votes for the election of directors equal to the number of shares held by such Shareholder multiplied by the number of directors to be elected, but may cast no more votes for any one nominee than is equal to the number of shares held by the Shareholder. On all other matters, the Shareholders are entitled to one vote per share. Proxies for shares marked abstain and broker non-votes will be considered represented at the meeting but not voted; shares held in street name by brokers and others for which Proxies are voted on some but not all matters will be considered represented at the meeting but voted only as to those matters actually marked on the Proxy if so indicated.

         If you sign and return the enclosed Proxy, the shares represented thereby will be voted FOR the nominees for director positions listed under the headings Election of Class C Director and Election of Class A Directors and FOR the proposals: (i) to amend the Company's Certificate of Incorporation (the Charter) to (a) effect a one-for-one hundred twenty-five reverse stock split of all the authorized shares of the Company's Common Stock and (b) increase the par value of the Company's Common Stock from $0.01 to $1.25; (ii) to amend the Charter to delete Article VIII (respecting certain business combinations) in its entirety; (iii) to amend the Charter to eliminate the several classes of the Company's Directors and provide that each member of the Board of Directors will be elected annually to serve a term of one year ending at the next annual meeting of the Company's shareholders, (iv) to amend the Charter to provide that holders of 10 percent or more of the voting power of the Company's capital stock may call a special meeting of the Shareholders; (v) to amend the Charter to provide that the Shareholders may remove the Company's directors with or without cause by majority vote; and (vi) to ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company, unless otherwise indicated on the

Proxy. Although it is not anticipated that any nominee will not serve as a director, or be unable to serve as a director, if elected, in either such event the Proxies will be voted for such other person or persons as may be designated by the Board of Directors.

         Returning your completed Proxy will not prevent you from voting in person at the meeting should you be present and wish to do so. Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a later dated Proxy, or, if you attend the Annual Meeting in person, by voting at the Annual Meeting. Merely attending the Annual Meeting will not constitute revocation of your Proxy.
You may revoke your Proxy at any time before it is voted.

         Directors, officers, and other employees of the Company may solicit proxies by personal interview, telephone, facsimile transmission, and telegram in addition to the use of the mails. The Company will request persons, such as brokers, nominees, and fiduciaries, holding stock in their name for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the Proxy. The Company will reimburse them for reasonable out-of-pocket expenses in so doing. The total cost of soliciting proxies will be borne by the Company.

         The complete mailing address of Company's principal corporate offices is 865 Howe Avenue, Suite 310, Sacramento, California 95825. This Proxy Statement and the enclosed form of Proxy were first mailed to Shareholders on or about [DATE], 1996.


                            I. ELECTION OF DIRECTORS

         The Board of Directors consists of five persons. In accordance with the Charter and the Amended and Restated By-laws of the Company (the By-laws), the Board of Directors is divided into three classes (Class A, Class B, and Class C) and the number of directors in each class is to be as nearly equal as possible. Thus, Class A and Class B are each comprised of two directors and Class C is comprised of one director. The term of office for a director position is three years. Therefore, each year one class of directors is elected. However, the Company did not hold an Annual Meeting of Shareholders in 1995, and Shareholders did not elect a new Class C Director in 1995. As a consequence, the person holding that office continued as a director past the normal term, until that person resigned. Upon such resignation, the Board of Directors, under its powers pursuant to the Charter and By-laws, appointed a successor Class C Director (Fred L. Harris), to serve until Shareholders have an opportunity to elect a Class C Director.

                          Election of Class C Director
                          ----------------------------

         The individual elected as a Class C Director at the Annual Meeting will serve for a two-year term expiring at the Annual Meeting of Shareholders to be held in 1998, thereby restoring the Class C directorship to its traditional order for expiration and election. However, if the Shareholders approve the proposal to amend Article SEVENTH of the Charter at the Annual Meeting (Item IV below), all directors will serve one-year terms expiring at the 1997 Annual Meeting of Shareholders. The Company's Board of Directors has nominated Fred L. Harris to be elected as a Class C Director.

         The nominee for Class C Director receiving a plurality of the vote of the holders of shares entitled to vote and represented in person or by Proxy at the Annual Meeting will be elected as a director. Shares represented by a properly executed Proxy in the accompanying form will be voted FOR the election of Fred L. Harris to the Board of Directors as a Class C Director, unless Shareholders specify otherwise in their Proxies. Should the nominee for Class C Director become unable to serve as a director for any reason before the election, the Proxy will be voted for the substitute nominee to be selected by the Board of Directors of the Company. Cumulative voting does not apply in the election of directors. The Board of Directors recommends a vote FOR the election of Fred L. Harris as a director.

                          Election of Class A Directors
                          -----------------------------

         At the Annual Meeting, two persons will be elected to serve as Class A Directors for a three-year term expiring at the Annual Meeting of Shareholders to be held in 1999. However, if the Shareholders approve the proposal to amend Article SEVENTH of the Charter at the Annual Meeting (Item IV below), all directors will serve one-year terms expiring at the 1997 Annual Meeting of Shareholders. The Company's Board of Directors has nominated Donald W. Williams and Michael P. Morris, the two persons currently serving as Class A Directors, to be elected as Class A Directors.

         The two nominees for Class A Director receiving a plurality of the vote of the holders of shares entitled to vote and represented in person or by Proxy at the Annual Meeting (i.e. the two receiving the most number of votes) will be elected as directors. Shares represented by a properly executed Proxy in the accompanying form will be voted FOR the election of Donald W. Williams and Michael P. Morris to the Board of Directors as Class A Directors, unless Shareholders specify otherwise in their Proxies. Should any nominee(s) for Class A director become unable to serve as a director for any reason before the election, the Proxy will be voted for the substitute nominee(s) to be selected by the Board of Directors of the Company. Cumulative voting does not apply in the election of directors. The Board of Directors recommends a vote FOR the election of Donald W. Williams and Michael P. Morris as directors.

                              Continuing Directors
                              --------------------

         The terms of the Class B Directors are scheduled to expire at the 1997 Annual Meeting of Shareholders at which time the Shareholders will elect two Class B Directors. The Class B Directors currently are James F.
Dierberg and Allen H. Blake.

                         Information About the Directors
                         -------------------------------

     ALLENH. BLAKE:  53,  Interim Chief  Financial  Officer of First  Commercial
          Bancorp, Inc. and First Commercial Bank and Executive Vice President, Chief Financial Officer, and Secretary of First Banks, Inc.

          Mr. Blake  has  been a  Director of the  Company  since  1995, and was appointed on November 28, 1995, to serve as the Interim Chief Financial Officer of the Company and First Commercial Bank (the
          Bank), a wholly-owned subsidiary of the Company, until a permanent Chief Financial Officer can be employed. Mr. Blake also was a Senior Vice President of First Banks, Inc. from February 1992 to April 1996 and was appointed an Executive Vice President of First Banks, Inc. in April 1996. Mr. Blake joined First Banks, Inc. as Vice President and Chief Financial Officer in 1984, and in 1988 he was appointed to the office of Secretary and to the Board of Directors of First Banks, Inc. In addition, Mr. Blake is Vice President, Chief Financial Officer, Secretary, and director of First Banks America, Inc., Houston, Texas, a director of First Bank, headquartered in O'Fallon, Illinois, and a director and Secretary of First Bank, headquartered in Creve Coeur, Missouri. First Banks America, Inc. and First Banks, Inc. each have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the Exchange Act).

 JAMES F. DIERBERG:  59, Chairman of the Board and Chief Executive Officer of
          First Banks, Inc.

          Mr. Dierberg has been a Director of the Company since 1995. He has been the Chairman of the Board and Chief Executive Officer of First Banks, Inc. and its predecessor companies since 1966. He has been a director of First Banks, Inc. since 1979. Mr. Dierberg was President of First Banks, Inc. from 1979 until February 1992, and he was re-appointed President of First Banks, Inc. in April 1994. In September 1994 Mr. Dierberg was appointed Chairman of the Board, President, and Chief Executive Officer of First Banks America, Inc., headquartered in Houston, Texas. Since 1957 Mr. Dierberg has served in various capacities with other bank holding companies and banks owned or controlled by him or members of his family. First Banks America, Inc. and First Banks, Inc. each have a class of securities registered pursuant to Section 12 of the Exchange Act.

FRED L. HARRIS:    47, President, Fred L. Harris, a Professional Law Corporation

          Mr. Harris served as a director of the Company from 1984 until December 27, 1995, at which time he resigned as a director. On March 26, 1996, Mr. Harris was reappointed as a director and serves in such capacity as of the date of this Proxy Statement. Mr. Harris is an attorney and has practiced aw since 1977. Mr. Harris is President of Fred L. Harris, a Professional Law Corporation. Mr. Harris was a director and secretary of Southwest Food Products, Inc. from May 1990 until August 1990. On August 23, 1991, Southwest Food Products, Inc. filed a voluntary petition for bankruptcy under Chapter XI of the United States Bankruptcy Code. Mr. Harris was a director of El Pollo Asada, Inc. from September 1989 to May 1990.

MICHAEL P. MORRIS:  49, Chief Financial Officer, Stille Company.

         Mr. Morris has been a Director of the Company since 1995. He currently is, and for the past four years has been, the Chief Financial Officer of Stille Holding Company, a $200 million private company with two retail subsidiaries and one real estate subsidiary. Prior to that time, Mr. Morris was a partner for six years in the Sacramento office of KPMG Peat Marwick LLP, a worldwide CPA firm. While with KPMG Peat Marwick LLP, Mr. Morris specialized as a banking audit partner with extensive experience auditing community banks in Northern California. Mr. Morris joined KPMG Peat Marwick LLP in 1978.

DONALD W.  WILLIAMS:  49,  Chairman  of  the   Board,   President,   and   Chief
          Executive Officer of the Company and Executive Vice President and Chief Credit Officer of First Banks, Inc.

          Mr. Williams has been Chairman of the Board, President, and Chief Executive Officer of the Company since 1995. He has been Chief Credit Officer of First Banks, Inc. since March, 1993, and served from 1993 to April 1996 as Senior Vice President. In April 1996, Mr. Williams was appointed Executive Vice President of First Banks, Inc. Mr. Williams is also Chairman of the Board and Chief Executive Officer of the Bank. In addition, he is Chairman of the Board, President, and Chief Executive Officer of First Bank & Trust, headquartered in Irvine, California, and director of each of First Bank and First Bank FSB, both of which are headquartered in St. Louis County, Missouri, First Banks America, Inc., and BankTEXAS N.A., both of which are headquartered in Houston, Texas. From 1989 until the time he assumed his positions with First Banks, Inc., he was Senior Vice President at Mercantile Bank of St. Louis, N.A., where he was responsible for credit approval. First Banks America, Inc. and First Banks, Inc. each have a class of securities registered pursuant to Section 12 of the Exchange Act.

          No director or executive officer of the Company has any family relationship with any other director or executive officer of the Company, or director or officer of the Bank.

         Messrs. Dierberg, Blake, and Williams were elected to the Board of Directors of the Company in accordance with the terms of that certain Amended and Restated Stock Purchase Agreement by and among the Company, the Bank, First Banks, Inc., and Mr. Dierberg, dated August 7, 1995 (the Stock Purchase Agreement). See Change of Control below. As of July 1996, Directors who are not Executive Officers of the Company and/or the Bank and who do not beneficially own 10 percent or more of the Company's Common Stock are paid $500 per meeting of the Board of Directors that they attend. Directors who are executive officers of the Company and/or the Bank or who beneficially own ten percent or more of the Company's Common Stock are not compensated for serving as Directors. Prior to July 1996, no Directors were compensated for serving as members of the Board of Directors.

                                   Committees
                                   ----------

          The Company has a standing Audit Committee. Current members of the Audit Committee are Messrs. Harris and Morris. There is no standing nominating committee. The Board of Directors may nominate candidates for director positions, and Shareholders may nominate candidates for director positions in the manner set forth in the By-laws.

           Compensation Committee Interlocks and Insider Participation
           -----------------------------------------------------------


         The full Board of Directors acted as the Company's Compensation Committee during 1995. However, Messrs. Blake and Williams are compensated for their services to the Company by First Banks, Inc. First Banks, Inc. is reimbursed for its expenses in connection with such services pursuant to that certain Management Services Agreement by and among the Company, the Bank, and First Banks, Inc., dated December 21, 1995 (the Management Services Agreement). Accordingly, Messrs. Blake and Williams may have participated in compensation decisions with respect to other employees of the Company; however, as directors of the Company they did not participate in decisions with respect to their compensation as executive officers of the Company.

                          Board and Committee Meetings
                          ----------------------------

         All directors attended at least 75 percent of the aggregate of all Board of Directors meetings and committee meetings (of which such directors were members) during the fiscal year ended December 31, 1995, that were held during the periods each served on the Board and/or committee. There were 19 Board of Directors meetings held during the fiscal year ended December 31, 1995.

                                Change of Control
                                -----------------

         On July 25, 1995, the Boards of Directors of the Company and the Bank unanimously approved entering into the Stock Purchase Agreement with James F. Dierberg and First Banks, Inc. The Stock Purchase Agreement was executed by Mr. Dierberg, First Banks, Inc., the Company and the Bank on August 7, 1995. The
Company's Shareholders approved the terms of the Stock Purchase Agreement on December 27, 1995. Pursuant to the Stock Purchase Agreement, First Banks, Inc. has contributed $6.5 million of capital to the Company in exchange for 65 million of shares of the Common Stock. First Banks, Inc. also purchased two convertible debentures (the Convertible Debentures) from the Company in the aggregate principal amount of $6.5 million. The Convertible Debentures bear an interest rate of 12 percent per annum and are secured by all of the Bank's Common Stock. Both Convertible Debentures mature during the year 2000. Pursuant to the terms of the Convertible Debentures, First Banks, Inc. may convert the principal and interest due under the debentures into Common Stock at the rate of $0.10 per share. As a result of the foregoing, at September 30, 1996 First Banks, Inc. owned or has the ability to obtain shares of the Company's Common Stock equal to 76.98 percent of all of the Company's outstanding Common Stock. Moreover, pursuant to the terms of the Stock Purchase Agreement, First Banks, Inc. nominated and the Board of Directors appointed three new directors to the Board of Directors, thereby giving First Banks, Inc.
control of the management of the Company.

                          Compensation Committee Report
                          -----------------------------

         The Board of Directors serves in the role of a compensation committee. Three of the current directors, including Mr. Williams, who is Chairman of the Board, Chief Executive Officer, and President of the Company, and Mr. Blake, who is Interim Chief Financial Officer of the Company, are executive officers of First Banks, Inc., which is compensated for their services to the Company on an hourly basis under the provisions of the Management Services Agreement. None of the current directors has ever been compensated by the Company or the Bank as an executive officer.

         The purpose of a compensation committee is to consider the levels and components of executive compensation relative to those generally available in its marketplace in the context of the overall long-term objectives of the Company, and its stockholders. By maintaining appropriate balance in these factors, the Board of Directors believes that it will be most effective in attracting and retaining well-qualified executives who will be capable of contributing to the success of the Company.

         The paramount objective of the Company is building the long-term value of the shareholders' investment within the framework of operating the Bank in a safe and sound manner. This is accomplished by achieving substantial improvements and consistency in earnings and strengthening the Bank's franchise.

Consequently, the compensation of executives should be structured to attract individuals capable in contributing to the achievement of these objectives and to align the welfare of those individuals with that of the shareholders.

         The Board of Directors periodically reviews the various components of the Company's executive compensation programs as outlined below:

         Base Salary. In determining the appropriate base salaries of its executive officers, the Board of Directors evaluates the performance of the Company, considering general business and industry conditions, among other factors, and the contributions of specific executives toward that performance. Particular measures to which the Board of Directors assigns significance are net income, earnings per share, expense control, net interest margin, regulatory reports, and the performance of the Company's stock. The Board of Directors also evaluates each officer's areas of responsibility and the Company's performance in those areas. Finally, the Company considers the level of compensation paid comparable executives by other financial institutions of comparable size in its marketplaces.

         Bonus. The Board of Directors may elect to award bonuses to selected executive officers based largely upon the same criteria as the evaluations of base salaries, emphasizing the need to maintain competitive compensation packages and the desire to recognize outstanding performance by the officers.

         Stock Option Program. The Board of Directors recognizes that one way to align the interests of the Company's executive officers with those of its shareholders is the encouragement of ownership of the Company stock through stock options granted under its Employee Stock Option Plan. Under this plan, executive officers are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future.

          Compensation of Chief Executive Officer. As noted elsewhere in this Proxy Statement, Mr. Williams, the Chief Executive Officer, does not receive any compensation from either the Company or the Bank. First Banks, Inc. receives fees from the Company pursuant to the Management Services Agreement for services provided to the Company by Mr. Williams (See Compensation Committee Interlocks and Insider Participation).

         Security Ownership of Certain Beneficial Owners and Management
         --------------------------------------------------------------

         The table below sets forth, as of September 30, 1996, the number and percentage of outstanding shares of Common Stock beneficially owned by: (i) each Director of the Company; (ii) all directors and officers of the Company as a group; and (iii) each person known by the Company to own beneficially more than five percent of its Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned, except as otherwise noted.



Name and Address                               Shares Beneficially Owned
                                               -------------------------

                                         Number(1)               Percentage(1)
                                        ---------                -------------

First Banks, Inc.
135 North Meramec Avenue
Clayton, Missouri 63105               136,313,334(2)                76.98%

James F. Dierberg
135 North Meramec Avenue
Clayton, Missouri 63105               136,313,334(3)                76.98%

Allen H. Blake                             -0-                       0.00%

Fred L. Harris                             16,936(4)                  (5)

Michael P. Morris                          -0-                       0.00%

Donald W. Williams                         -0-                       0.00%

All Directors and Officers as a
Group (Six Persons)                   136,330,270                   76.99%

----------------------

(1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights, or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Each beneficial owner's percentage ownership is based upon 105,765,932 shares of Common Stock issued and outstanding as of September 30, 1996.

(2) Includes 71,313,334 shares which First Banks, Inc. has the right to obtain upon conversion of the entire principal amounts of the Convertible Debentures plus accrued interest through September 30, 1996 into Common Stock.

(3) The voting stock of First Banks, Inc.is owned by various trusts which were created by and administered by and for the benefit of Mr.Dierberg. Accordingly, Mr. Dierberg controls the management and policies of First Banks, Inc. and the election of its directors and is deemed to have beneficial ownership of all of the Company's shares attributable to First Banks, Inc.

(4) Includes options for 10,000 shares of Common Stock granted on September 26, 1989 exercisable at $11.12 per share.

(5)      Less than one percent.

                           Summary Compensation Table
                           --------------------------

         The following table sets forth certain information regarding the compensation paid to Donald W. Williams (the Company's Chief Executive Officer) and the Company's other most highly compensated executive officers of the
Company whose compensation (including annual salary and bonus) exceeded $100,000, for the fiscal year ended December 31, 1995 (the Named Executive Officers):



                                                       Long-Term Compensation
                                                       ----------------------

                                 Annual Compensation                   Awards                Payouts
--------------------------- ------------------------------- ------- ------------- --------- ---------- ----------------

            (a)               (b)        (c)        (d)      (e)        (f)         (g)        (h)           (i)
--------------------------- -------- ------------ --------- ------- ------------- --------- ---------- ----------------

                                                                     Restricted
Name and Principal                                                  StockAward(s) Options     LTIP        All Other
Position                     Year      Salary(1)   Bonus    Other                 (Shares)   Payouts    Compensation
                                                             (2)
--------------------------- -------- ------------ --------- ------- ------------- --------- ---------- ----------------

James E. Culleton,
Secretary of the Company       1995     $156,405   $ -0-    $ -0-      $ -0-        -0-       $ -0-        $ 1,407
and  President of First        1994      162,937     -0-      -0-        -0-        -0-         -0-          5,437
Commercial Bank                1993      154,284     -0-      -0-        -0-        -0-         -0-          5,505
--------------------------- -------- ------------ --------- ------- ------------- --------- ---------- ----------------

Donald W. Williams
Chairman of the Board,         1995        N/A(3)    N/A      N/A        N/A         N/A        N/A            N/A
President, and Chief           1994        N/A       N/A      N/A        N/A         N/A        N/A            N/A
Executive Officer              1993        N/A       N/A      N/A        N/A         N/A        N/A            N/A
--------------------------- -------- ------------ --------- ------- ------------- --------- ---------- ----------------

Dennis F. Ceklovsky
Chief Credit Officer and       1995      128,051    -0-      -0-        -0-         -0-        -0-           -0-
Executive Vice President       1994           X     -0-      -0-        -0-         -0-        -0-           -0-
First Commercial Bank(4)       1993          N/A    N/A      N/A        N/A         N/A        N/A           N/A
--------------------------- -------- ------------ --------- ------- ------------- --------- ---------- ----------------

Anne H. Long
Executive Vice President       1995     $130,251    -0-      -0-        -0-         -0-        -0-       $ 62,749(6)
and Chief Financial            1994      103,251    -0-      -0-        -0-         -0-        -0-          5,089
Officer(5)                     1993       93,800    -0-      -0-        -0-         -0-        -0-          4,995
--------------------------- -------- ------------ --------- ------- ------------- --------- ---------- ----------------


(1)       Includes deferred compensation.

(2) Threshold of $50,000 or 10 percent of total salary or compensation not met.

(3) Mr. Williams began serving as President and Chief Executive Officer of the Company effective December 27, 1995. Mr. Williams assumed the position of Chairman of the Board of the Company effective March 18, 1996. Mr. Williams is compensated for such services by First Banks, Inc. First Banks, Inc. is reimbursed for such services, pursuant to the terms of the Management Services Agreement. See Related Party Transactions.

(4) Mr. Ceklovsky served as an officer of the Bank from September 1994 until October 1995.

(5) Ms. Long resigned her positions with the Company effective December 6, 1995.

(6) Includes $249 in respect of continued health insurance coverage through December 31, 1995, and a $63,500 payment to Ms. Long in consideration for certain amendments to her employment agreement with the Company.

                           Related Party Transactions
                           --------------------------

          The Company and the Bank entered into that certain Standby Stock Purchase Agreement, dated June 30, 1995, with First Banks, Inc. and James F. Dierberg, later amended and restated as the Stock Purchase Agreement, as well as the related Additional Investment Agreement and Standby Agreement by and among the Company, the Bank, First Banks, Inc., and Mr. Dierberg, dated October 31, 1995, and December 28, 1995, respectively. The voting stock of First Banks, Inc. is owned by various trusts which were created by and are administered by and for the benefit of Mr. Dierberg and members of his immediate family. Accordingly, Mr. Dierberg controls the management and policies of First Banks, Inc. and the election of its directors. First Banks, Inc. owns a majority of the outstanding shares of the Company's Common Stock , and thus controls the election of directors of the Company. In accordance with the terms of the Stock Purchase Agreement, Messrs. Dierberg, Blake, and Williams were appointed as directors of the Company. Messrs. Blake and Williams also render services as executive officers to the Company and the Bank as well as to First Banks, Inc. and its affiliates. As described previously, Messrs. Blake and Williams are compensated independently for their services to First Banks, Inc. and its affiliates, and First Banks, Inc. is reimbursed for their services to the Company and the Bank pursuant to the Management Services Agreement. The Management Services Agreement is described further below.

         The Company and the Bank entered into a Cost Sharing Agreement, dated December 21, 1995 (the Cost Sharing Agreement), with First Bank & Trust, a wholly-owned subsidiary of First Banks, Inc. The Cost Sharing Agreement is designed to allow the Company and the Bank to share the benefits, services, and costs of certain personnel employed by First Bank & Trust, including services in the areas of lending, human resources, and branch administration. Similarly, pursuant to the Management Services Agreement, First Banks, Inc. or certain subsidiaries of First Banks, Inc. may provide the Bank with services in the areas of lending, human resources, corporate audit, general accounting, asset/liability management, investments, planning and budgets, branch administration, purchasing, and accounts payable. Both of the Cost Sharing Agreement and the Management Services Agreement contain provisions requiring services rendered to the Bank to be provided on terms and conditions, including audit standards, that are substantially the same, or at least as favorable to the Bank, as then prevailing at the time for comparable transactions with, or involving, other nonaffiliated companies. In the absence of comparable transactions, the agreements require the services to be rendered on terms and under conditions, including audit standards, that in good faith would be offered to, or would apply to, nonaffiliated companies. For December 1995 the Bank paid $16,466 in fees, costs, and expenses pursuant to the Management Services Agreement. No fees were paid as of December 31, 1995, under the Cost Sharing Agreement.

         The Bank entered into a Service Agreement, dated December 8, 1995 (the Service Agreement), with FirstServ, Inc., a wholly-owned subsidiary of First Banks, Inc., pursuant to which FirstServ, Inc. provides data processing and item processing to the Bank. FirstServ, Inc. provides such services through a facilities management agreement with First Services, L.P., a limited partnership indirectly owned by Mr. Dierberg and his children. The Bank anticipates paying approximately $28,000 per month for basic services pursuant to the Service Agreement, which fees are less than the expenses previously incurred by the Bank in its internal data processing operations. The Bank paid to FirstServ, Inc. a one-time conversion training fee of $30,000.

               Indebtedness of Directors and Executive Management
               --------------------------------------------------

         Some of the directors and executive officers of the Company and members of their immediate families and the companies with which they have been associated have been customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business since January 1, 1995, and the Bank expects to have such banking transactions in the future. All loans and commitments to lend included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the Bank, did not involve more than the normal risk of collectability or present other unfavorable features.

         At December 31, 1995, the Bank had no outstanding loans to persons who were then serving as directors or executive officers.

                     Employment Arrangements and Agreements
                     --------------------------------------

          Donald W. Williams is serving as the Chairman of the Board and Chief Executive Officer of the Bank, as well as Chairman of the Board, President, and Chief Executive Officer of the Company. Mr. Williams also is an Executive Vice President and the Chief Credit Officer of First Banks, Inc. and serves in other positions for affiliates of First Banks, Inc. Mr. Williams is compensated by First Banks, Inc. independently of his services to the Company. First Banks, Inc. is reimbursed for Mr. Williams' services to the Company and the Bank through the Management Services Agreement. Under the Management Services Agreement, Mr. Williams' services are billed to the Bank on an hourly basis at rates ranging from $40 to $65 per hour, depending on the type of service rendered.

          On November 28, 1995, the Board of Directors of the Company and the Bank appointed Allen H. Blake to serve as Interim Chief Financial Officer of the Company and the Bank. Mr. Blake also is serving as Executive Vice President and Chief Financial Officer of First Banks, Inc., as well as serving in other positions for affiliates of First Banks, Inc. Mr. Blake is compensated by First Banks, Inc. independently of his services to the Company. First Banks, Inc. is reimbursed for Mr. Blake's services to the Company and the Bank through the Management Services Agreement. Under the Management Services Agreement, Mr. Blake's services are billed to the Bank on an hourly basis at rates ranging from $40 to $65 per hour, depending on the type of service rendered.

         Mr. Culleton entered into an employment agreement with the Company and the Bank on November 19, 1991, which was amended and restated effective January 1, 1996, and pursuant to which Mr. Culleton serves as President and Chief Operating Officer of the Bank. The amended employment agreement has a three-year term commencing January 1, 1996. Until January 1, 1995, Mr. Culleton's prior employment agreement provided for an annual base salary of $131,316 with annual consumer price index adjustments of not less than six percent nor more than 10 percent and an annual net income performance bonus equal to one percent of after-tax net income above a five percent return on the tangible equity capital of the Bank. During 1995 Mr. Culleton's base salary under the agreement was $156,405. Effective January 1, 1996, Mr. Culleton's base salary was set at $90,000, subject to periodic review by the Board of Directors. Mr. Culleton may also receive any bonus granted to him in the discretion of the Board of Directors. Effective January 1, 1996, Mr. Culleton ceased to serve as Executive Vice President of the Company and ceased serving as Interim President of the Company effective December 27, 1995. Mr. Culleton continues to serve as the Company's Secretary. Mr. Culleton is entitled to participate in all of the benefit plans which are generally available to members of the Company's and the Bank's senior management. In the event that Mr. Culleton's employment with the Bank is terminated for any reason other than cause or by Mr. Culleton himself, he will be entitled to receive a severance payment of $235,000 less any amount of annual salary paid to him from January 1, 1996, through the date of termination. At the time of execution of the amended agreement, Mr. Culleton was paid for accrued but unused vacation time at his then-current salary rate.

                       Aggregate Options Exercised in Last
                  Fiscal Year and Fiscal Year-End Option Values
                  ---------------------------------------------


         The following table sets forth the aggregate number of options exercised by each of the Named Executive Officers during the fiscal year ended December 31, 1995, the number of exercisable and unexercisable options held by each Named Executive Officer as of December 31, 1995, and the value of all unexercised in-the-money options held by each Named Executive Officer at December 31, 1995.


                                                                      Number of Securities    Value of Unexercised
                                                                     Underlying Unexercised   In-the-Money Options
                                                                        Options at Fiscal      at Fiscal Year-End
                                                                            Year-End
                                                                     ------------------------ ----------------------

                                  Shares Acquired on      Value           Exercisable/            Exercisable/
Name                                 Exercise (#)        Realized         Unexercisable           Unexercisable
--------------------------------- -------------------- ------------- ------------------------ ----------------------

James E. Culleton                        None              N/A          33,000/12,000(1)            -0-/-0-(2)
--------------------------------- -------------------- ------------- ------------------------ ----------------------


Donald W. Williams                       None              N/A               -0-/-0-                 -0-/-0-
--------------------------------- -------------------- ------------- ------------------------ ----------------------

Dennis F. Ceklovsky                      None              N/A               -0-/-0-                 -0-/-0-
--------------------------------- -------------------- ------------- ------------------------ ----------------------

Anne H. Long                             None              N/A           8,350/2,650(3)             -0-/-0-(2)
--------------------------------- -------------------- ------------- ------------------------ ----------------------

------------------

(1) Includes options for 15,000 shares granted on September 26, 1989 exercisable at $11.12 per share; and options for 30,000 shares granted on March 25, 1992 exercisable at $7.38 per share.

(2) As of December 31, 1995, the exercise price of the options granted exceeded the closing price of $0.22 per share of Common Stock.

(3) Includes options for 2,000 shares granted on March 26, 1991 exercisable at $8.44 per share; options for 5,000 shares granted on February 25, 1992 exercisable at $7.63 per share; and options for 4,000 shares granted July 28, 1992 exercisable at $5.00 per share. All of Ms. Long's options expired on March 7, 1996.


              II. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
                   CHARTER EFFECTING A REVERSE STOCK SPLIT AND
                  AN INCREASE IN PAR VALUE OF THE COMMON STOCK

                                     General
                                     -------

         The Board of Directors of the Company has adopted a resolution approving and submitting to the Shareholders for approval, a proposed amendment to the Charter that would: (i) effect a one-for-one hundred twenty-five reverse stock split (the Reverse Stock Split) of the presently issued and outstanding shares of the Company's Common Stock; and (ii) increase the par value of the Company's Common Stock from $0.01 to $1.25 per share. The principal effect of the Reverse Stock Split will be to reduce the number of issued and outstanding shares of Common Stock from 105,765,932 to approximately 846,127. The Reverse Stock Split will not change the number of authorized shares of Common Stock.

         The complete text of the proposed amendment to the Charter for the Reverse Stock Split (the Reverse Split Amendment) is set forth in Exhibit A to this Proxy Statement; however, such text is subject to change as may be required by the Secretary of State of Delaware. If the Reverse Stock Split is approved by the requisite vote of the Company's Shareholders, upon filing of the Reverse Split Amendment with the Secretary of State of Delaware, the Reverse Stock Split will be effective, and each certificate representing shares of Common Stock outstanding or held in treasury immediately prior to the Reverse Stock Split (the Old Shares) will be deemed automatically, without any action on the part of the Shareholders, to represent one-one hundred twenty-fifth (1/125) of the number of shares of Common Stock shown on the face of the Certificate after the Reverse Stock Split (the New Shares); provided, however, that no fractional New Shares will be issued as a result of the Reverse Stock Split, and any fractional interest shall not entitle the owner to any rights as a holder of Common Stock. In lieu of fractional shares, each Shareholder whose Old Shares are not evenly divisible by 125 will have the right to receive a cash payment (without interest) in an amount determined by multiplying such fraction by the average of the high and low bid prices of the Common Stock as reported on The Nasdaq SmallCap Market (the SmallCap Market) on the day the Reverse Split Amendment is filed or, if no sales of the Company's Common Stock occur on such day as reported on the SmallCap Market, the first day immediately prior to such date on which a sale of the Common Stock occurs as reported on the SmallCap Market, appropriately adjusted for the Reverse Stock Split.

         After the Reverse Stock Split becomes effective, Shareholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the Shareholder; however, each certificate representing Old Shares will continue to be valid and represent New Shares equal to one-one hundred twenty-fifth (1/125) of the number of Old Shares (subject to the provisions above describing the treatment of fractional shares). The voting and other rights that presently characterize the Common Stock will not be altered by the Reverse Stock Split.

                  Purposes of the Proposed Reverse Stock Split
                  --------------------------------------------

         The Board of Directors, after considering the effects of the relatively low current trading price per share of the Common Stock, believes that the Reverse Stock Split is advisable and in the best interests of the Company and its Shareholders. The Board of Directors expects the Reverse Stock Split to help the Company to continue to meet the minimum maintenance criteria established by The National Association of Securities Dealers, Inc. (the NASD) and applicable to all companies with securities traded on the SmallCap Market. For all of 1996 through the date of this Proxy Statement, the minimum bid price for the Common Stock has been less than $1.00, the threshold requirement for continued listing of the Company's Common Stock on the SmallCap Market. The Company has maintained its listing on the SmallCap Market by meeting alternative criteria permitted by the NASD. However, the Company has been informed that the alternative criteria will likely be discontinued by the NASD, and at that time the Company will either meet the $1.00 minimum bid price requirement, or no longer be eligible to be included for listing on the SmallCap Market. Such delisting probably would have an adverse effect upon the Company and its Shareholders.

         Additionally, a low per share market price often adversely affects the marketability of a stock. Certain institutional investors have internal policies preventing the purchase of low-priced stocks, and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Further, certain brokerage houses have adopted time-consuming practices and procedures which act to discourage individual brokers from dealing in low-priced stocks because such practices make the handling of low-priced stocks unattractive. A low stock price also has the effect of increasing the amount and percentage of transaction costs paid by individual investors. Because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, a low stock price can result in individual shareholders paying higher transaction costs (commissions, markups, or markdowns) which are a higher percentage of their total value than would be the case with a higher share price. The Board of Directors believes that the expected increase in share price resulting from the Reverse Stock Split may reduce the effect of these negative attributes traditionally associated with a low per share price, thereby enhancing the acceptability of the Common Stock with the financial community and investing public and resulting in a broader market for the Common Stock than currently exists.

         There can be no assurance that the Reverse Stock Split will increase the current market price per share in a proportionate amount to the Reverse Stock Split, or that any increase in market price of the Common Stock after the Reverse Stock Split can be maintained. The Reverse Stock Split could result in a market price for Common Stock which is proportionately less than the decrease in the number of shares outstanding, resulting in a lower market capitalization for the Company, and a lower market value for shares held by an individual shareholder. Additionally, there can be no assurance that any of the effects described above will be achieved. Moreover, liquidity for the Company's
Shareholders could be adversely affected by the reduced number of shares of Common Stock outstanding after the Effective Date.

         In addition, there can be no assurance that the Company will continue to meet the requirements for continued listing on the SmallCap Market. If the Company should cease to be listed on the SmallCap Market, the ability of the Company's Shareholders to sell their shares, and the potential for the Company to utilize its stock to raise funds or enter into other transactions, could be significantly restricted.

                        Effect of the Reverse Stock Split
                        ---------------------------------

         The Reverse Stock Split will be effected by means of filing the Reverse Split Amendment with the Secretary of State of Delaware. Assuming approval of the Reverse Stock Split by the requisite vote of the Shareholders at the Annual Meeting, the Reverse Split Amendment will be filed with the Secretary of State of Delaware as promptly as practicable, and the Reverse Stock Split will become effective on the date and at the time of such filing (the Effective Date). Without any further action on the part of the Company or the Shareholders, after the Reverse Stock Split, the certificates representing Old Shares will be deemed to represent one-one hundred twenty-fifth of the number of New Shares (plus an amount in cash to be determined by multiplying any fraction which results when the number of Old Shares is not evenly divisible by 125 by the average of the high and low bid prices of the Company's Common Stock on the Effective Date as reported on the SmallCap Market, or, if no sales of the Company's Common Stock occur on such day as reported on the SmallCap Market, the first day immediately prior to the Effective Date on which a sale of the Company's Common Stock occurs as reported on the SmallCap Market, appropriately adjusted for the Reverse Stock Split).

         Delaware law does not provide Shareholders with dissenters' rights in connection with the Reverse Stock Split.

         The Company has authorized capital stock of 250,000,000 shares of Common Stock and 5,000,000 shares of blank check preferred stock. The authorized capital stock will not be changed by reason of the Reverse Stock Split. As of September 30, 1996, the number of issued and outstanding Old Shares was 105,765,932 and no shares of preferred stock were issued and outstanding.

         Based upon its Shareholders of record as of the Record Date, as well as certain information the Company has received regarding beneficial owners, approximately 50 beneficial holders will cease to be Shareholders of the Company upon the Reverse Stock Split because of the ownership of record of less than 125 shares. The Company does not expect the aggregate repurchase price for fractional shares resulting from the Reverse Stock Split to be material and it has sufficient funds to make such payments.

         As of September 30, 1996, under the Company's employee stock option plan (the Employee Option Plan) and director's stock option plan (the Directors'
Plan), there were outstanding options to purchase 69,000 and 40,000 shares of Common Stock, respectively, at exercise prices from $4.25 to $11.12 per share. Options to purchase 565,987 and 210,000 shares of Common Stock remain available for grant pursuant to the Employee Option Plan and Directors' Plan, respectively. The Employee Option Plan and the Directors' Plan provide that in the event of a change in capitalization, such as the Reverse Stock Split, the number of shares covered by each option and the purchase price under options outstanding under each plan shall be adjusted so as to maintain the optionees' proportionate interest as before the Reverse Stock Split. Additionally, the Employee Option Plan and the Directors' Plan provide that the total shares subject to options to be issued under the respective plans shall be appropriately adjusted. If the Reverse Stock Split is approved, the number of shares of Common Stock issuable upon the exercise of outstanding options and the number of shares available for grant under the Employee Option Plan will be adjusted to approximately 552 and 4,528, respectively, and the exercise prices of outstanding options will be adjusted to prices ranging from $531.25 to $1,390.00 as appropriate. The number of shares of Common Stock issuable upon the exercise of outstanding options under the Directors' Plan will be adjusted to 80 and the exercise prices of such outstanding options will be adjusted to $1,390.00.

         Under the terms of the Convertible Debentures, the principal and any unpaid interest thereon is convertible any time prior to or at maturity into Common Stock at $0.10 per share. The Convertible Debentures provide that in the event of a change in capitalization, such as the Reverse Stock Split, the rate at which the outstanding indebtedness under the Convertible Debentures (whether at maturity or prior thereto) is converted to Common Stock shall be adjusted so as to maintain the debenture holders proportionate interest as before the Reverse Stock Split. As a result, assuming approval of the Reverse Stock Split, the price at which indebtedness under the Convertible Debentures is converted to Common Stock shall be $12.50.

         The following table illustrates the principal effects of the proposed Reverse Stock Split and decrease in outstanding Common Stock, assuming no additional shares of Common Stock are issued prior to the Effective Date as a result of the exercise of any options or the conversion of any convertible instrument into Common Stock:


                                       Prior to Proposed       After Proposed
      Shares of Stock                 Reversed Stock Split   Reverse Stock Split
      ---------------                 --------------------   -------------------
Authorized Common Stock                    250,000,000           250,000,000

Outstanding Common Stock                   105,765,932               846,127(1)

Authorized Preferred Stock                   5,000,000             5,000,000

Outstanding Preferred Stock                          0                     0

Shares Subject to Outstanding
Options under the Employee
Option Plan                                    69,000                    560

Options Available for Grant
Under the Employee Option Plan                565,987                  4,528

Shares Subject to Outstanding
Options Under Directors' Plan                  10,000                     80

Shares Issuable Upon Conversion
of Convertible Debentures as
of September 30, 1996                      71,313,334                570,506

------------------------------------


(1) Subject to adjustments due to the settlement of fractional shares. The Company does not expect such adjustments to be material.

         The Common Stock currently is registered under Section 12(g) of the Exchange Act and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Board of Directors believes that the Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act. Immediately after the Effective Date, trades of the New Shares are expected to be reported on the SmallCap Market under the Company's symbol, FCOB.

                         Exchange of Stock Certificates
                         ------------------------------

         As soon as practicable after the Effective Date, the Company will send a letter of transmittal to each holder of record of Old Shares of Common Stock outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of the certificate(s) representing such Old Shares to First National Bank of Boston, the Company's exchange agent (the Exchange Agent). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a Shareholder will be entitled to receive a certificate or certificates representing the number of New Shares of Common Stock into which the Shareholder's Old Shares have been reclassified and changed as a result of the Reverse Stock Split, and payment by check for fractional shares, if any.

         Shareholders should not submit any certificates until requested to do so. No new certificate will be issued to a Shareholder until the Shareholder has surrendered his, her, or its outstanding certificate(s), together with the properly completed and executed letter of transmittal to the Exchange Agent.

           Federal Income Tax Consequences of the Reverse Stock Split
           ----------------------------------------------------------

         The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The Company believes that the Reverse Stock Split will have the following federal income tax effects.

            A Shareholder will not recognize gain or loss on the exchange of the Shareholder's Old Shares for New Shares.

         2. A Shareholder receiving cash in lieu of a fractional share will be treated as if the fractional share were distributed to the Shareholder and then redeemed by the Company for cash. The Shareholder will recognize gain or loss based on the difference between his, her, or its tax basis in the fractional share and the cash payment received therefor.

         3. In the aggregate, the Shareholder's basis in the New Shares will equal the Shareholder's basis in the Old Shares exchanged therefor (less the basis the Shareholder had in any fractional share interest for which the Shareholder received cash in lieu thereof).

         4. A Shareholder's holding period for the New Shares will include the holding period of the Old Shares exchanged therefor if the Old Shares were a capital asset in the hands of the Shareholder immediately before the exchange.

         5. The Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and the Company will not recognize any gain or loss as a result of the Reverse Stock Split.

              Authority of Board of Directors to Alter The Proposal
              -----------------------------------------------------

         The Board of Directors may make such changes to the Reverse Split Amendment that it deems necessary or prudent to file the Reverse Split Amendment with the Secretary of State of Delaware and give effect to the Reverse Stock Split.

                             Recommendation and Vote
                             -----------------------

         The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company is required to approve the Reverse Stock Split and Reverse Split Amendment. Shares represented by a properly executed Proxy in the accompanying form will be voted FOR the proposal to effect the Reverse Stock Split and approve the Reverse Split Amendment, unless Shareholders specify otherwise in their Proxies. First Banks, Inc. has indicated to the Board of Directors that it intends to vote its shares of the Company's Common Stock for the proposal to approve the Reverse Stock Split. Accordingly, the Board of Directors anticipates that the proposal to adopt the Reverse Split Amendment and effect the Reverse Stock Split will be approved by the Shareholders. The Board of Directors is of the opinion that the Reverse Stock Split and Reverse Split Amendment are advisable and recommends a vote FOR the approval of the Reverse Stock Split and Reverse Split Amendment.


                     III. PROPOSAL TO DELETE ARTICLE EIGHTH
                            OF THE COMPANY'S CHARTER

                                     General
                                     -------

         The Board of Directors has approved and recommended that the Shareholders approve an amendment to the Charter that would delete Article EIGHTH of the Company's Charter in its entirety. The principal effect of this amendment, if adopted, would be to eliminate the requirement that any business combination of the Company with another entity (as such is defined in the Charter, including mergers, consolidations, recapitalizations, issuance of shares, and the sale of all or substantially all of the Company's assets) must be approved, except in certain specific circumstances, by holders of at least 75 percent of the outstanding shares of capital stock of the Company entitled to vote and by the holders of a majority of the capital stock of the Company held by persons other than beneficial owners of 10 percent or more of the Company's outstanding capital stock. The complete text of Article EIGHTH as currently in effect and the complete text of the amendment deleting Article EIGHTH are set forth in Exhibit A.


                   Reasons for the Deletion of Article EIGHTH
                   ------------------------------------------

         Article EIGHTH initially was included in the Company's Charter as a mechanism to increase the power of the Company's Board of Directors to deal effectively with hostile takeover attempts. This provision of the Charter may have the effect of delaying, deferring, or preventing a change in control of the Company by requiring super majority Shareholder approval to effect any transaction which causes a change in control of the Company. After consideration, the Company's Board of Directors has determined to eliminate this impediment to takeover attempts, believing that other provisions respecting shareholder interests provide all appropriate protection for Shareholders.

                        Effect of Deleting Article EIGHTH
                        ---------------------------------

         Assuming the proposal to delete Article EIGHTH from the Charter is approved, the approval of any merger, consolidation, recapitalization, issuance of shares, or other change in control of the Company would require the approval of only a majority of the Company's Shareholders. Because First Banks, Inc. controls more than a majority of the Company's outstanding capital stock, it would have the power to approve any such transaction, including a combination or consolidation with itself or other banks or bank holding companies controlled by First Banks, Inc., without the approval of any other Shareholders.

                             Recommendation and Vote
                             -----------------------

         In order to amend or delete Article EIGHTH, such change must be approved by either: (i) the vote of 75 percent of the Company's outstanding Common Stock and the majority of the shares of outstanding capital stock other than beneficial owners of 10 percent or more of the Company's outstanding Common Stock; or (ii) three-fourths of the Company's Continuing Directors (as such term is defined in the Charter) and a majority of the holders of the Company's outstanding Common Stock. Shares represented by a properly executed Proxy in the accompanying form will be voted FOR the proposal to delete Article EIGHTH from the Charter, unless Shareholders specify otherwise in their Proxies. The Continuing Directors have approved the amendment to delete Article EIGHTH of the Company's Charter, and as a consequence, the approval of the amendment to delete Article EIGHTH requires only the approval of a majority of the holders of the Company's outstanding Common Stock. First Banks, Inc. has indicated to the Board of Directors that it intends to vote its shares of the Company's Common Stock FOR the approval of the amendment to delete Article EIGHTH. Accordingly, the Board of Directors anticipates that the amendment to delete Article EIGHTH of the Charter will be approved. The Board of Directors is of the opinion that the deletion of Article EIGHTH from the Company's Charter is advisable and recommends a vote for the approval of such amendment.

            IV. PROPOSAL TO AMEND THE COMPANY'S CHARTER TO ELIMINATE
                THE SEVERAL CLASSES OF DIRECTORS AND PROVIDE THAT
                     EACH DIRECTOR SHALL BE ELECTED ANNUALLY
                            TO SERVE A ONE-YEAR TERM


                                     General
                                     -------

         The Board of Directors has approved and recommended that the Shareholders approve an amendment to the Charter that would amend Article SEVENTH to eliminate the several classes of the Board of Directors and provide that all members of the Company's Board of Directors be elected annually to serve a one-year term expiring at the next annual meeting of Shareholders after the election of such persons to the Board. The complete text of the amendment approved by the Board of Directors to effect this change is set forth in Exhibit A.


                  Reasons for the Amendment to Article SEVENTH
                  --------------------------------------------

         Article SEVENTH Sections A and B initially were included in the Company's Charter to inhibit a majority Shareholder from immediately replacing a majority of the Board of Directors and to increase the power of the Company's Board of Directors to deal effectively with hostile takeover attempts. This provision of the Charter may have the effect of delaying, deferring, or preventing a change in control of the Company by preventing or delaying a potential acquiror from obtaining control of management of the Company. After consideration, the Company's Board of Directors has determined to eliminate the staggered board, believing that other provisions respecting shareholder interests provide all appropriate protection for Shareholders, and in recognition that First Banks, Inc., through its ownership of a majority of the outstanding shares of the Company's Common Stock has obtained control of the Company.

                       Effect of Amending Article SEVENTH
                       ----------------------------------

         Assuming the proposal to amend Article SEVENTH Sections A and B is approved, such amendment will become effective upon filing of a Certificate of Amendment effecting such amendment with the Delaware Secretary of State (which, by necessity, will occur after the Annual Meeting). As a consequence, at the Annual Meeting the Shareholders will elect directors only for those classes whose terms expired at or prior to the Annual Meeting. See Election of Class C Director and Election of Class A Directors above. If the proposed amendment to Article SEVENTH becomes effective the several classes of the Board of Directors will be eliminated and the terms of all members of the Board of Directors will expire at the 1997 Annual Meeting of Shareholders. At the 1997 Annual Meeting of shareholders (and each annual meeting thereafter) Shareholders will elect a new Board of Directors in its entirety with each director serving a term of one year ending at the next annual meeting of Shareholders. Because First Banks, Inc. owns a majority of the shares of the Company's outstanding Common Stock, if the proposed amendment to Article SEVENTH Sections A and B is adopted, First Banks,

Inc. will be able to elect the entire Board of Directors at the 1997 Annual Meeting of Shareholders and each annual meeting thereafter for as long as First Banks, Inc. continues to own a majority of the shares of the Company's outstanding Common Stock.

                             Recommendation and Vote
                             -----------------------

         Approval of the amendment to Article SEVENTH Sections A and B of the Company's Charter, requires the affirmative vote of a majority of the shares of the Company's outstanding Common Stock. Properly executed Proxies will be voted FOR such amendment, unless Shareholders specify otherwise in their Proxies. First Banks, Inc. has indicated to the Board of Directors that it intends to vote its shares of the Company's Common Stock FOR the approval of the proposed amendment to Article SEVENTH Sections A and B of the Charter. Accordingly, the Board of Directors anticipates that the proposed amendment to Article SEVENTH Sections A and B of the Charter will be approved by the Company's Shareholders. The Board of Directors is of the opinion that the proposed amendment to Article SEVENTH Sections A and B from the Company's Charter is advisable and recommends a vote for the approval of such amendment.


              V. PROPOSAL TO AMEND THE CHARTER TO PROVIDE THAT THE
                HOLDERS OF 10 PERCENT OR MORE OF THE VOTING POWER
                  OF THE COMPANY'S OUTSTANDING COMMON STOCK MAY
                    CALL SPECIAL MEETINGS OF THE SHAREHOLDERS

                                     General
                                     -------

         The Board of Directors has approved and recommended that the Shareholders approve an amendment to Article SIXTH Section C of the Company's Charter to provide that, in addition to the Board of Directors, holders of 10 percent or more of the voting power of the then outstanding shares of the Company's capital stock entitled to vote generally in the election of directors may call special meetings of the Shareholders. Currently, Shareholders are not permitted to call special meetings of Shareholders. The principal effect of this amendment is to permit a person or persons outside of the Board of Directors and the management group to call special meetings of the Shareholders and make proposals for the Shareholders to consider. If the amendment is adopted and becomes effective, any holder or holders of 10 percent or more of the Company's Common Stock will be permitted to call a special meeting of the Shareholders. The complete text of the amendment approved by the Board of Directors to effect this change to the Charter is set forth in Exhibit A hereto.

                   Reasons for the Amendment to Article SIXTH
                   ------------------------------------------

         As a condition to granting regulatory authorization to engage in the offer and sale of securities pursuant to an offering of Common Stock to the Company's existing Shareholders during 1996, the California Division of Corporations required that the Company agree to submit to its Shareholders for consideration and approval this proposed amendment to the Charter. As a consequence, the Board of Directors has approved and recommended for Shareholders' approval the proposed amendment to Article SIXTH Section C.


                             Recommendation and Vote
                             -----------------------

         Approval of the amendment to Article SIXTH Section C of the Company's Charter, requires the affirmative vote of a majority of the shares of the Company's outstanding Common Stock. Properly executed Proxies will be voted FOR such amendment, unless Shareholders specify otherwise in their Proxies. First Banks, Inc. has indicated to the Board of Directors that it intends to vote its shares of the Company's Common Stock FOR the approval of the proposed amendment to Article SIXTH Section C of the Charter. Accordingly, the Board of Directors anticipates that the proposed amendment to Article SIXTH Section C of the Charter will be approved by the Company's Shareholders. The Board of Directors is of the opinion that the proposed amendment to Article SIXTH Section C from the Company's Charter is advisable and recommends a vote for the approval of such amendment.


                VI. PROPOSAL TO AMEND THE CHARTER TO PROVIDE THAT
                     THE COMPANY'S DIRECTORS MAY BE REMOVED
                              WITH OR WITHOUT CAUSE

                                     General
                                     -------

         The Board of Directors has approved and recommended that the Shareholders approve an amendment to Article SEVENTH Section C of the Company's Charter to provide that members of the Board of Directors may be removed with or without cause. The principal effect of this amendment is to make it easier for a holder or holders of Common Stock to remove one or more existing members of the Company's Board of Directors. The complete text of the amendment approved by the Board of Directors to effect this change to the Charter is set forth in Exhibit A hereto.

                  Reasons for the Amendment to Article SEVENTH
                  --------------------------------------------

         As a condition to granting regulatory authorization to engage in the offer and sale of securities pursuant to an offering during 1996 of Common Stock to the Company's Shareholders, the California Department of Corporations required that the Company agree to submit to its Shareholders for consideration and approval the proposed amendment to the Charter. As a consequence, the Board of Directors has approved and recommended for Shareholder approval the proposed amendment to Article SEVENTH Section C.

                             Recommendation and Vote
                             -----------------------

         Approval of the amendment to Article SEVENTH Section C of the Company's Charter, requires the affirmative vote of a majority of the shares of the Company's outstanding Common Stock. Properly executed Proxies will be voted FOR such amendment, unless Shareholders specify otherwise in their Proxies. First Banks, Inc. has indicated to the Board of Directors that it intends to vote its shares of the Company's Common Stock FOR the approval of proposed amendment to Article SEVENTH Section C of the Charter. Accordingly, the Board of Directors anticipates that the amendment to amend Article SEVENTH Section C of the Charter will be approved by the Company's Shareholders. The Board of Directors is of the opinion that the proposed amendment to Article SEVENTH Section C of the Company's Charter is advisable and recommends a vote for the approval of such amendment.


                       VII. RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

         The Board of Directors has selected KPMG Peat Marwick LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1996, subject to ratification by the Shareholders. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting to answer questions and make a statement if he desires to do so.

                                  Vote Required
                                  -------------

         The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting on this proposal is required for approval. If the Shareholders do not approve this proposal, the selection of independent auditors will be reconsidered by the Board of Directors. First Banks, Inc. has indicated to the Board of Directors that it intends to vote its shares of the Company's Common Stock FOR the ratification of KPMG Peat Marwick LLP as the Company's auditors. Accordingly, the Board of Directors anticipates that such proposal will be approved by the Company's Shareholders. The Board of Directors recommends a vote FOR this proposal and properly executed Proxies will be so voted, unless Shareholders specify otherwise in their Proxies.


                               VIII. OTHER MATTERS

         Management does not intend to bring any other matters before the Annual Meeting and, at the date of this Proxy Statement, management is not informed of any other matters that others may bring before the meeting. However, if any other matters properly come before the meeting, it is the intention of the proxy holders to vote such shares for which they hold proxies in accordance with their judgment on such matters.

      Compliance with Section 16(a) of the Securities Exchange Act of 1934
      --------------------------------------------------------------------

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and persons who own more than 10 percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the year, all Section 16(a) filings applicable to its officers, directors, and greater than 10 percent beneficial owners relating to changes in ownership of Common Stock in 1995 were met.

                            Stock Appreciation Rights
                            -------------------------

         Pursuant to the Stock Purchase Agreement, Shareholders of record as of October 6, 1995 were granted stock appreciation rights, pursuant to which holders of such rights would be entitled to certain payments if, as of June 30, 1996, December 31, 1997, and October 31, 1998, the Company met certain thresholds under formulas, referred to as Measurement Formulas, in the Stock Purchase Agreement. At June 30, 1996, those Measurement Formulas provided for no payment to holders of Stock Appreciation Rights, as the appropriate thresholds had not been met.


                                  Miscellaneous
                                  -------------

         Proposals of Shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company no later than August 7, 1997, to be eligible for inclusion in the proxy materials for that meeting.




                                Performance Graph
                                -----------------

         The Company has prepared the following table comparing the yearly percentage change in shareholder return on the Company's Common Stock to the cumulative total return of regional banks with assets of less than $500 million as published by S&L Securities (the Banking Index) and the S&P 500. SNL Securities publishes the cumulative total return of companies in the banking industry. The table assumes a $100.00 investment in Company Common Stock, the Banking Index, and the S&P 500 on December 31, 1990, and that all dividends paid have been reinvested.




                         FIRST COMMERCIAL BANCORP, INC.
                             Stock Price Performance
                              (Graphic Description)


                                                              Period Ending
                                                              -------------

                                    12/31/90     12/31/91     12/31/92     12/31/93   12/31/94   12/31/95

Peer Group                            100.00       138.00       194.18       226.91     230.34     297.62
First Commercial-CA                   100.00        91.74        73.41        65.68      13.52       3.40
S&P 500                               100.00       130.47       140.41       154.56     156.60     215.45


-------------------------

                          EXHIBIT A TO PROXY STATEMENT
                         First Commercial Bancorp, Inc.
                       1996 Annual Meeting of Shareholders


         This Exhibit A to the Proxy Statement for First Commercial Bancorp, Inc. 1996 Annual Meeting of Shareholders sets forth certain proposed amendments to the Certificate of Incorporation of First Commercial Bancorp, Inc. (the Charter). Additionally, this Exhibit A sets forth the complete text of Article EIGHTH as currently contained in the Charter, which the Board of Directors has recommended be deleted. Shareholders should refer to the Proxy Statement for a more complete discussion of the reasons for and the effect of the proposed amendments to the Charter and the deletion of Article EIGHTH.


                             Reverse Split Amendment
                             -----------------------

          BE IT RESOLVED that Article FOURTH Section A of the Corporation's Certificate of Incorporation be amended by deleting the same in its entirety and substituting therefor the following:

         FOURTH:

         A. The total number of shares of all classes of stock that the Corporation shall have authority to issue is two hundred fifty-five million (255,000,000), consisting of:

                  (1) five million (5,000,000) shares of Preferred Stock, par value one cent ($0.01) per share (the Preferred Stock); and

                  (2) two hundred fifty million (250,000,000) shares of Common Stock, par value $1.25 per share (the Common Stock).

Exhibit A to Proxy Statement


                  Each share of Common Stock issued and outstanding is hereby reclassified and changed into one-one hundred twenty-fifth (1/125) of a fully paid and nonassessable share of Common Stock of the Corporation, par value $1.25 per share, and each stock certificate for one or more shares of Common Stock as of the close of business on the date this amendment becomes effective (the Effective Date) shall represent the whole number of shares of Common Stock obtained by dividing by one hundred twenty-five (125) the number of shares of Common Stock represented by such certificate immediately prior to the Effective Date and a right to receive cash for the fractional shares of Common Stock, if any, which such shareholder would otherwise be entitled to receive in an amount equal to the fractional share which such shareholder would otherwise be entitled to receive multiplied by the average closing bid and ask quotes for one share of the Common Stock on the Effective Date as reported on The Nasdaq SmallCap Market or, if no sales of the Common Stock occur on the Effective Date as reported on The Nasdaq SmallCap Market, the first day immediately preceding the Effective Date on which a sale of the Common Stock occurs as reported on The Nasdaq SmallCap Market.

                        Current Version of Article EIGHTH
                        ---------------------------------

         EIGHTH: The affirmative vote of (a) the holders of not less than 75 percent of the outstanding shares of capital stock of the Corporation entitled to vote and (b) the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote excluding for purposes of determining the affirmative vote required by this clause (b) all such shares of which a Related Person (as hereinafter defined) shall be a Beneficial Owner (as hereinafter defined), shall be required for the approval or authorization of any Business Combination (as hereinafter defined) involving a Related Person; provided, however, that the foregoing voting requirements set forth in clauses (a) and (b) above shall not be applicable, and the provisions of Delaware law relating to the percentage of shareholder approval, if any, shall apply to any such Business Combination if:

         A. The Continuing Directors of the Corporation (as hereinafter defined) by a three-fourths vote thereof have expressly approved the Business Combination either in advance of or subsequent to the acquisition of outstanding shares of stock of the Corporation that caused the Related Person to become a Related Person; or

         B.       If each of the following conditions is satisfied:

                  (1) (a) The aggregate amount of the cash and the fair market value of the property, securities or other consideration to be received per share of any class or series of capital stock of the Corporation in the Business Combination by holders of such capital stock of the Corporation, other than the Related Person involved in the Business
         Combination, is not less than the Highest Per Share Price or the Highest Equivalent Price (as these terms are hereinafter defined), paid or to be paid by the Related Person in acquiring any of such class or series of the capital stock of the Corporation outside of such Business Combination; and (b) the Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation whether in anticipation of or in connection with such Business Combination or otherwise; and

                  (2) A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all stockholders of the Corporation for the purpose of soliciting stockholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of capital stock of the Corporation other than any Related Person.

For purposes of this Article EIGHTH:

                  (1) The term Business Combination means (a) any merger (other than a merger effected under 253 of the General Corporation Law), consolidation or share exchange of the Corporation or any of its subsidiaries into or with any member of any Related person, in each case irrespective of which corporation or company is the surviving entity; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any member of any Related Person (in a single transaction or a series of related transactions) of all or a Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any securities of a subsidiary) or a Substantial Part of the assets of any of its subsidiaries; (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Corporation or to or with any of its subsidiaries (in a single transaction or series of related transactions) of all or a Substantial Part of the assets of any member of any Related Person; (d) the issuance or transfer of any securities of the Corporation or any of its subsidiaries by the Corporation or any of its subsidiaries to any member of any Related Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Corporation and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation or any of its subsidiaries which have been distributed on a pro rata basis to all stockholders of the Corporation); (e) the acquisition by the Corporation or any of its subsidiaries of any securities of any member of any Related Person; and (f) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

                  (2) The term Related Person shall mean any individual, corporation, partnership or other person or entity, including any member of a group (as defined in Section 13(d)(3)) of the Securities Exchange Act of 1934, as amended, as in effect at the date of the adoption of this Article by the stockholders of the Corporation; such Act and such Rules and Regulations promulgated thereunder, collectively as so in effect, being hereinafter referred to as the Exchange Act), and any Affiliate or Associate (as defined in Rule 12b-2 of the Exchange Act) of any such individual, corporation, partnership or other person or entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any Business

         Combination, or immediately prior to the consummation of such transaction, together with their Affiliates and Associates, are Beneficial Owners (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of 10 percent or more of the outstanding shares of any class or series of capital stock of the Corporation.

                  (3) The term Substantial Part shall mean more than 10 percent of the fair market value, as determined by three-fourths of the Continuing Directors, of the total consolidated assets of the Corporation and its subsidiaries taken as a whole, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

                  (4) For the purposes of subparagraph B(1) of Paragraph One of this Article EIGHTH, the term other consideration to be received shall include, without limitation, common stock or other capital stock of the Corporation retained by shareholders of the Corporation other than Related Persons or parties to such Business Combination in the event of a Business Combination in which the Corporation is the surviving Corporation.

                  (5) The term Continuing Director shall mean a director who either (a) was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person, or (b) has been designated (before his or her initial election as director) as a Continuing Director by a majority of the then Continuing Directors.

                  (6) A Related Person shall be deemed to have acquired a share of the capital stock of the Corporation at the time when such Related Person became a Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is aggregated with that of a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable by the Continuing Directors, such price shall be deemed to be the higher of (a) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (b) the market price of the shares in question at the time when the Related Person became a Beneficial Owner thereof.

                  (7) The terms Highest Per Share Price and Highest Equivalent Price as used in this Article EIGHTH shall mean the following: If there is only one class of capital stock of the Corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time, or to have been agreed to be paid, by the Related Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Corporation issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the Corporation, the amount determined by three-fourths of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent for each such class or series of the highest price that can be determined to have been paid at any time, or to have been agreed to be paid, by the Related Person for any share or shares of any class or series of capital stock of the Corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all acquisitions by the Related Person shall be taken into account regardless of whether the shares were acquired before or after the Related Person became a Related Person. The Highest Per Share Price and the Highest Equivalent Price shall also include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by the Related Person with respect to the shares of capital stock of the Corporation acquired by the Related Person.

              The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH on the basis of information then known to it, (a) whether any person is an Affiliate or Associate of another person, (b) whether any proposed sale, lease, exchange or other disposition of part of the properties or assets of the Corporation involves a Substantial Part of the properties or assets of the Corporation, and (c) the value of the Highest Per Share Price and Highest Equivalent Price. Any such reasonable determination by the Board shall be conclusive and binding for all purposes of this Article EIGHTH.

                  Any amendment, change or repeal of this Article EIGHTH, or any other amendment of this Certificate of Incorporation which will have the effect of modifying or permitting circumvention of this Article
         EIGHTH, shall require the favorable vote, at a meeting of the stockholders of the Corporation, of (a) the holders of at least 75 percent of the then outstanding shares of capital stock of the Corporation entitled to vote and (b) a majority of the outstanding shares of capital stock of the Corporation entitled to vote of which a Related Person is not a Beneficial Owner; provided, however, that this Paragraph Three shall not apply to, and such 75 percent and majority vote shall not be required for, any such amendment, change or repeal recommended to stockholders by the affirmative vote of not less than three-fourths of the Continuing Directors, or if there is no Related
         Person, by a majority vote of the Board of Directors, and such amendment, change, or repeal so recommended shall require only the vote, if any, required under the applicable provision of the General Corporation Law.

                Amendment to the Charter Deleting Article EIGHTH

                  BE IT RESOLVED that Article EIGHTH of the Corporation's Certificate of Incorporation be amended by deleting the text of Article EIGHTH in its entirety, and substituting therefore the word RESERVED.

          Amendment to Article SEVENTH Sections A and B of the Charter

         BE IT RESOLVED that Section A and Section B of Article SEVENTH be amended by deleting the same in their entirety and substituting therefor the following:

Exhibit A to Proxy Statement


                  A. The number of directors shall, subject to the rights of the holders of any series of Preferred Stock then outstanding, be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of a quorum acting at any meeting (or a majority of the whole board acting by written consent, not taking into account any vacant directorships). All directors shall serve terms of one year, expiring at the next annual meeting of the shareholders, with each director to hold office until his or her successor shall have been duly elected and qualified. For those directors who, at the time this provision of the Certificate of Incorporation becomes effective, are serving a term that expires more than one year after the annual meeting of directors most recently held prior to the effectiveness of this provision, the terms of such directors shall automatically and without further action by the shareholders be converted to terms that expire at the next annual meeting of shareholders following effectiveness of this provision.

                  B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office, or other cause may be filled by the majority vote of the directors then in office, though less than a quorum.

             Amendment to Article SIXTH Section C of the Charter(1)

         BE IT RESOLVED that paragraph C of Article SIXTH of the Corporation's Certificate of Incorporation be amended by adding the following words to the end of the second sentence thereof: "or by the holders of 10 percent or more of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, in such manner and in accordance with such conditions as may be set forth in the By-laws of the Corporation."

            Amendment to Article SEVENTH Section C of the Charter(1)



         BE IT RESOLVED that paragraph C of Article SEVENTH of the Corporation's Certificate of Incorporation be amended by deleting the words "but only for cause and only," and substituting therefore the words "with or without cause."


--------
1 Paragraph C is referred to as Section C in the Proxy Statement.

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